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                                                                   EXHIBIT 4.7

                              SHARE PURCHASE PLAN
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     This Share Purchase Plan (the "Plan"), entered into as of the 23rd day of
October, 1997, by and between Thermo Electron Corporation, a Delaware corporation with its principal place of business at 81 Wyman Street, Waltham, Massachusetts 02254 ("Thermo Electron") and ThermoTrex Corporation, a Delaware corporation with its principal place of business at 10455 Pacific Center Court, San Diego, California 92121 ("ThermoTrex").

     WHEREAS, ThermoTrex has filed a Registration Statement on Form S-3 (the "Registration Statement") (Reg. No. 333-34909 and 333-34909-01) with the Securities and Exchange Commission (the "Commission") to register up to $250,000,000 of its securities, which Registration Statement has been declared effective by the Commission; and

     WHEREAS, ThermoTrex proposes to conduct an offering (the "Offering") of convertible subordinated debentures (the "Debentures") on terms to be set forth in a supplement to the prospectus filed as part of the Registration Statement (a "Prospectus Supplement"); and

     WHEREAS, ThermoTrex has the option to deliver shares of the common stock, $1.00 par value per share, of Thermo Electron (the "Thermo Electron Common Stock") upon conversion of the Debentures in lieu of issuing its own common stock, $.01 par value per share (the "Stock Settlement Option"), pursuant to terms and conditions set forth in the Registration Statement and a Prospectus Supplement; and

     WHEREAS, ThermoTrex wishes to preserve its ability to exercise the Stock Settlement Option by establishing a source for the shares of Thermo Electron Common Stock which may be deliverable upon conversion of the Debentures; and

     WHEREAS, Thermo Electron wishes to enable ThermoTrex to preserve its ability to exercise the Stock Settlement Option;

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1.   Notice of Intent to Purchase. Upon the exercise by
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          ThermoTrex of the Stock Settlement Option, Thermo Trex shall send a notice (the "Purchase Notice") to the Chief Financial Officer of Thermo Electron specifying the number of shares of Thermo Electron Common Stock that ThermoTrex desires to purchase in order to satisfy its delivery obligation pursuant to the Stock Settlement Option. The maximum number of shares of Thermo Electron Common Stock (the "Purchased Shares") that may be acquired under this Plan is 3,000,000.
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     2.        Purchase Price.  The purchase price for the Purchased Share
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          (the "Purchase Price") shall equal the average of the closing prices for the Thermo Electron Common Stock on the New York Stock Exchange for the five trading days immediately preceding the date on which Thermo Electron receives the Purchase Notice.

     3.        Sale of Thermo Electron Common Stock.  ThermoTrex shall deliver
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          the Purchase Price to Thermo Electron by check or other method acceptable to Thermo Electron along with the Purchase Notice. Thermo Electron shall prepare and issue a certificate for the Purchased Shares to ThermoTrex as soon as practicable following Thermo Electron's receipt of the Purchase Price and the Purchase Notice.

     4.        Adjustment.  If, as a result of any stock dividend, stock split,
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          reverse stock split or other similar transaction, the number of shares of outstanding shares of Thermo Electron Common Stock is increased or decreased, an appropriate and proportionate adjustment shall thereafter be made in the number of Purchased Shares deliverable hereunder.

     5.        Listing.  Thermo Electron shall use its best efforts to cause
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          the Purchased Shares to be listed on the New York Stock Exchange.

     6.        Term. This Share Purchase Plan shall remain in effect until
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          the right of ThermoTrex to deliver shares of Thermo Electron Common
          Stock under the Stock Settlement Option pursuant to the Offering has expired.

     IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Plan as of the date first above written.

                                    THERMOTREX CORPORATION

                                    /s/ David A. Teitel
                                    ____________________________________
                                    By:  David A. Teitel
                                    Its: Vice President, Finance

                                    THERMO ELECTRON CORPORATION

                                    /s/ Earl R. Lewis
                                    ____________________________________
                                    By:  Earl R. Lewis
                                    Its: Vice President